EXHIBIT 5.1

ALCAN
1188 Sherbrooke Street West Montreal, Quebec H3A 3G2 Canada	P.O. Box 6090 Montreal, Quebec H3C 3A7 Canada	Tel.:	(514) 848-8000
		Fax:	(514) 848-8115
www.alcan.com

December 24, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel for Alcan Inc., a Canadian corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 505,950 Common Shares (the "Common Share"), without nominal or par value of the Company, as contemplated in the Company's Registration Statement on Form S-8 being filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Act (the "Registration Statement"). I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

In reaching the conclusions expressed in this opinion, I have examined such certificates of public officials and of corporate officers and directors and such other documents and matters as I have deemed necessary or appropriate, relied upon the accuracy of facts and information set forth in all such documents, and assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals from which all such copies were made.

Based on the foregoing, I am of the opinion that the Common Shares, upon due execution by proper officers of the Company and delivery thereof in the manner and on the terms described in the plans subject to the Registration Statement, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to matters involving the laws of Canada and the Province of Quebec.

                                                                                                                                Very truly yours,

                                                                                                                                /s/ Roy Millington

                                                                                                                                Roy Millington

                                                                                                                                Corporate Secretary